SubItem 77 E

LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
 Federated
and various Federated
funds Funds
have been named
 as defendants
 in several class
action lawsuits now
pending in the
United States
District Court for
the District of
Maryland The lawsuits
were purportedly filed
on behalf
of people who purchased
owned andor redeemed
shares of Federated
sponsored mutual funds during
specified periods
beginning November 1
1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with
respect to those matters
Specifically the SEC and
NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC
 an SECregistered
investment adviser to
various Funds and Federated
Securities Corp
an SECregistered
brokerdealer and
distributor for the
Funds violated provisions
of the Investment Advisers
 Act and Investment
Company Act by approving
but not disclosing
three market timing
arrangements or the
associated conflict of
interest between FIMC
and the funds involved
in the arrangements
either to other fund
shareholders or to the
funds board and
that Federated Shareholder
 Services Company
formerly an SECregistered
 transfer agent failed to
prevent a customer and
a Federated employee from
late trading in violation
of provisions of the
Investment Company Act
The NYAG found that such
conduct violated
provisions of New York
State
law Federated entered
into the settlements
without admitting or
 denying the regulators
 findings As
Federated previously
reported in 2004 it has
already paid approximately
 80 million to certain
funds as
determined by an independent
 consultant As part of
these settlements Federated
 agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million and
among
other things agreed that
it would not serve as
investment adviser to any
registered investment company
unless i at least 75
of the funds directors
are independent of Federated
 ii the chairman of each
such fund is independent
of Federated iii no
action may be taken by the
funds board or any committee
thereof unless approved by
a majority of the independent
trustees of the fund or
committee respectively
and iv the fund appoints a
 senior officer who reports
 to the independent trustees
 and is responsible
for monitoring compliance by
the fund with applicable laws
 and fiduciary duties and
for managing the
process by which management
fees charged to a fund are
approved The settlements
are described in
Federateds announcement
which along with previous
 press releases and related
communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several
additional lawsuits the
majority of which are now
pending in the United States
 District Court for the
Western District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b1 fees
The board of the Funds
has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds in
these lawsuits Federated
and the Funds and their
 respective counsel are
reviewing the allegations and
intend to defend this
litigation Additional
 lawsuits based upon
similar allegations
may be filed in the
future The potential
impact of these lawsuits
all of which seek
unquantified damages attorneys
fees
and expenses and future
 potential similar
suits is uncertain
Although we do not
believe that these
lawsuits will have a
material adverse effect
 on the Funds there can
be no assurance that these
 suits
ongoing adverse publicity
andor other developments
 resulting from the regulatory
 investigations will not
result in increased Fund
redemptions reduced sales of
Fund shares or other adverse
consequences for
the Funds



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